EXCLUSIVE MANUFACTURING AGREEMENT

     AGREEMENT, entered into as of March , 2002, between Vitaquest International, Inc. (hereinafter "Manufacturer"), a Delaware Corporation, with offices located at 8 Henderson Drive, West Caldwell, New Jersey and American Health & Diet Centers, Inc., with offices located at 100 Lehigh Drive, Fairfield, New Jersey, 07006 (hereinafter "Customer");

     WHEREAS, Customer would like Manufacturer to manufacture Customer's requirements for Customer's existing and future dietary supplement, food and cosmetic lines of products, including any and all current and future dietary supplements, foods, and cosmetics as those terms are defined under the Food, Drug and Cosmetic Act of 1938 and any amendments thereto (hereinafter "Product(s)", all as more specifically set forth on Exhibit A hereto); and Manufacturer is interested in undertaking such duties, as long as it is appointed as Customer's exclusive manufacturer and exclusive source of supply for Customer's requirements for Products;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and other good and valuable consideration received, the parties hereto agree to the following:

     1. Manufacturer will manufacture both current and future Products for Customer, in consideration for being appointed Customer's exclusive manufacturer and exclusive source of supply for its Product requirements both in the United States, and for all international markets. For purposes of this Agreement, "exclusive" manufacturer or source of supply shall be defined as at least eighty percent (80%) of Customer's requirements for all Products.

     2. Manufacturer shall supply the Products to Customer at competitive prices, having regard to other customers of Manufacturer purchasing similar Products in similar quantities at similar times. The initial Product prices shall be as set forth on Schedule A hereto. Manufacturer may increase its prices, from time to time, for the Products unilaterally, upon ten days (10) written notice to Customer, as long as it provides reasonable substantiation of any increases in the cost of such Products (including without limitation, any increases in ingredients, formulation, distribution, overhead or other costs). In any event, such Product prices shall not be greater than (a) ten percent (10%) higher than the lowest competitive market price for the same products upon the same terms and conditions (including without limitation, similar quantities, similar times, and similar quality) and (b) the lowest prices offered by Manufacturer to its other customers for the Products upon the same terms and conditions (including without limitation, similar quantities, similar times, and similar quality). Subject to the foregoing, Customer agrees that Manufacturer shall have the right to manufacture or otherwise supply to Customer under the terms of this Agreement any and all new or additional products (i.e., those products not currently supplied or otherwise offered for sale by Customer) introduced by Customer during the term of this Agreement.

     3. During the period of time the Outstanding Vitaquest Payable (defined below) remains outstanding, payment for the Products shall be FOB, West Caldwell, New Jersey, on

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terms  of COD  (Cash  on  Delivery);  upon  payment  in full of the  Outstanding
Vitaquest Payable in accordance with the terms set forth below, payment for the Products shall be FOB, West Caldwell, New Jersey, on terms of net 30 from date of shipment with an initial line of credit of $500,000 for finished product accounts receivable and open order work in process. All Product sales shall be final, with Manufacturer accepting no Product returns, aside from those manufacturing defects mutually agreed to by the Parties. In the event that Customer fails to make any required payment for goods, and such default fails to be cured within 10 days of written notice, then Manufacturer shall be under no obligation to accept additional purchase orders or make additional product shipments.

     4. Customer acknowledges and agrees that Customer has an outstanding balance due and owing to Manufacturer of approximately $1,800,000 (the "Outstanding Vitaquest Payable"). Customer and Manufacturer agree that the Outstanding Vitaquest Payable shall be paid by Customer to Manufacturer by making the payments set forth on Schedule A attached hereto, until payment in full of the Outstanding Vitaquest Payable.

     5. Manufacturer shall warrant that at the time of shipment the Products are manufactured in substantial accordance with the Product formulas provided in writing by Customer to Manufacturer; provided, however, that Manufacturer shall not bear any liability for any ensuing failure of the Products to conform to any Product formulas or other product defects or nonconformities caused in whole, or in part, by Customer, its agents or employees, or any other third parties or persons, whether in the manner of the storage, handling, or distribution of the Products or in any other manner whatsoever. Moreover, Customer shall hold Manufacturer harmless, and shall indemnify and provide a defense for Manufacturer for any such claims or resulting liabilities, and shall provide Manufacturer at the time of execution with copies of all existing insurance policies and a certificate of insurance naming Manufacturer as an additional insured thereunder. This provision shall survive any termination of this Agreement.

     6. Customer shall bear full responsibility for the text of its Product labels, the legitimacy of its intellectual property and the rights to use its Product formulas, all efforts by its employees and agents in connection with the marketing, advertising, and distribution of the Products, and the Product formulation's compliance with all applicable law and regulatory requirements, and shall hold Manufacturer harmless, and shall indemnify and defend Manufacturer in connection with any claims, investigations, actions, judgments, penalties, fines, settlements, directly or indirectly connected therewith. Moreover, Manufacturer shall receive at execution certificates of insurance naming Manufacturer as an additional insured under any Customer insurance policies currently in effect relating to these matters. This provision shall survive any termination of this Agreement.

     7. The parties under this Agreement mutually affirm that their performance hereunder is not in violation of any existing or past contractual obligation, judicial, governmental, or regulatory decree. Moreover, in the event of any breach of this provision by either party, the offending party will not only be liable for any damages in connection with such breach, but shall indemnify, defend and hold harmless the nonbreaching party from any damages


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due any third party or  governmental  entity.  This provision  shall survive any termination of this Agreement.

     8. The parties shall treat as Confidential all proprietary information disclosed during the term of this Agreement, including but not limited to customer lists, product formulation, pricing information, marketing concepts, and will not divulge such information, even upon the termination of this Agreement, unless such information is within the public domain (other than by either party's breach), or disclosed by a third party in lawful possession of such information. Upon the termination of this Agreement, all such Confidential information and any copies of such information, shall be returned to the originating party. If any party breaches the provisions of this paragraph, the nonbreaching party may seek all means of legal redress, including injunctive relief, and such nonbreaching party shall be reimbursed for all expenses and legal costs if deemed successful on the merits. This provision shall survive any termination of this Agreement.

     9. Customer shall defend, indemnify and hold Manufacturer harmless from and against any and all claims, suits or demands for liability, damages, costs and expenses (including the costs and expenses of attorneys and other professionals), arising or resulting from: (i) personal injury, product liability, property damage, and economic loss of any kind relating to or arising from the manufacture (in accordance with Customer's specifications), use or sale of Products by the Customer or any of its affiliates to distributors, resellers, repackagers, remanufacturers and any other parties in the line of distribution of the Products through and including end users (other than liabilities arising solely and directly as a result of the failure of the Products to substantially conform to the Product formula); (ii) the Customer's acts or omissions relating to any government approvals necessary, received or applied for in connection with the production of the Products or otherwise relating to the failure of the Products to comply with any laws, rules, regulations, orders or decrees of any nature (whether federal, state, local or foreign); or (iii) facts constituting a material misrepresentation or material breach of any warranty, covenant or agreement of the Customer contained in this Agreement or in any other agreement, instrument or document delivered to the Manufacturer pursuant hereto. As the parties intend complete indemnification, all costs and expenses (including the costs and expenses of attorneys and other professionals) of enforcing this provision shall also be reimbursed. This provision shall survive any termination of this Agreement.

     10. The term of this Agreement shall be for five years, and shall be renewable upon mutual agreement between the parties for successive periods of three years. If either party materially breaches this Agreement and fails to cure such breach within fifteen (15) days, then either party may terminate this Agreement upon written notice within thirty (30) days. Upon termination of this Agreement, Customer will honor any existing orders placed with Manufacturer and, at the request of Manufacturer, Customer will purchase any existing ingredient inventories relating to the Products at the prevailing prices then in effect between the parties.

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     11.  This Agreement shall be binding upon both parties,  their predecessors and successors in interest, assigns, existing and future related entities under common ownership or control.

     12. This Agreement shall not be deemed to constitute either party as the agent or employee of the other party. In addition, either party's hereunder may be excused as a result of a force majeure, as defined in accordance with traditional legal principles.

     13. This Agreement represents the entire Agreement between the parties, and supersedes any prior oral or written agreements or negotiations between the parties. Any modification to this Agreement shall be in writing and signed by both parties.

     14. This Agreement shall be governed by the laws of the State of New Jersey. Any controversy or claim arising out of or relating to this contract, except injunctive relief discussed, shall be settled by arbitration administered by the American Arbitration Association, Somerset, N.J. office, under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     15. In the event that for any reason any section or provision of this Agreement should be held invalid or otherwise unenforceable, it is agreed that the same shall not affect the other sections of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date provided above.

VITAQUEST INTERNATIONAL INC.                AMERICAN HEALTH AND DIET
                                            CENTERS INC.


By:                                         By:
   -------------------------------             ---------------------------------
Name:                                       Name:
Title:                                      Title:

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                                   Schedule A

               PAYMENT SCHEDULE FOR OUTSTANDING VITAQUEST PAYABLE

April 1, 2002              $100,000

April 8, 2002              $100,000

April 14, 2002             $100,000

April 22, 2002             $100,000

April 29, 2002             $500,000

May 6, 2002                $100,000

May 14, 2002               $100,000

May 22, 2002               $100,000

May 27, 2002               $100,000

June 3, 2002               $100,000

June 14, 2002              $100,000

June 21, 2002              $100,000

June 28, 2002              $100,000

July 5, 2002               $100,000


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